UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 19, 2005
(October 14, 2005)
Commission File # 0-33473
MOLIRIS CORP.
(Exact name of registrant as specified in its charter)
FLORIDA
(State or other jurisdiction of incorporation or organization)
06-1655695
(IRS Employer Identification Number)
8500 STEMMONS FREEWAY, SUITE 5050
DALLAS, TEXAS 75247
(Address of principal executive offices) (Zip Code)
(214) 357-5100
(Registrant’s telephone no., including area code)
(Former name, former address and former fiscal year,
if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Moliris Corp. (the “Company”) completed a private placement of 970,000 shares of its Common Stock, par value $.001 per share (the “Shares”) and warrants to purchase 485,000 shares of its Common Stock at $2.30 per share, exercisable before October 15, 2007 (the “Warrants”) on October 14, 2005. The Shares represent less than five percent of the total issued and outstanding Common Stock of the Company. The Shares together with the Warrants were sold to three accredited investors for an aggregate purchase price of $1,697,500. No underwriter, placement agent, or finder was involved in the transaction. The Company relied on the exemptions from registration provided by Section 4(2) and Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) for this transaction and for the issuances. Each investor represented to the Company in writing that they were an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) Effective as of October 18, 2005, Clyde R. Parks resigned as Director, President, Principal Financial Officer and Principal Executive Officer of the Company and all other positions he held with the Company or any of its subsidiaries.
(c) On October 10, 2005, Mr. Parks appointed W. Gordon Blankstein as a Director of the Company to serve until the next annual meeting of the stockholders of the Company.
On October 18, 2005, Mr. Blankstein appointed Mike Bowerman and Emil Malak as Directors of the Company, filling two vacancies on the Board of Directors of the Company, to serve until the next annual meeting of the stockholders of the Company. Mr. Malak was appointed Chairman of the Board of Directors. Also on October 18, 2005, Mr. Blankstein appointed Mr. Bowerman as President of the Company and Benjamin Tam as Chief Financial Officer of the Company.
Emil Malak, 53 — Director, Chairman
Mr. Malak is currently the Chairman of Digifonica (International) Ltd., a worldwide telecommunications network provider and wholly-owned subsidiary of the Company, which uses VOIP globally. In addition, Mr. Malak is Chairman of Albonia, Limited; an environmental technology company focused on waste, air purification and water production. Mr. Malak has extensive experience in real estate and restaurant development and management. Mr. Malak has written a musical operetta, a second world war novel and an animation series for children. He has obtained a Higher National Diploma (HND) in Hotel Administration from Hollings Faculty, Manchester, UK (1975) and was a guest lecturer at Sheffield Polytechnic, UK.
Mike Bowerman, 58 — Director, President
A senior-level professional with over 30 years in the telecommunications industry including broad business development and management experience gained through tenures with, among others, Hutchison Telecom, Philips Industries and Orange Cellular, Europe. Mr. Bowerman was with the Rok Entertainment Group as Business Development Director where he managed senior relationships with all major European mobile networks to deliver partnership revenue opportunities prior to joining Digifonica (International) Ltd. He earned his HNC qualifications in Business and Marketing in the United Kingdom.
W. Gordon Blankstein, 54 — Director
W. Gordon Blankstein is currently a member of the board of directors of Genco Resources, Ltd., a publicly-traded mining company and has been since 2002. He is also Director of Tribeworks, Inc., a publicly-traded software company. From 1997 through 2002, Mr. Blankstein was Chairman and Chief Executive Officer of Global Light Telecommunications, Inc., an American Stock Exchange-listed company. Mr. Blankstein obtained a B.Sc. (Agri.) from the University of British Columbia in 1973 and an MBA from the University of British Columbia in 1976.
Benjamin Tam 54 – Chief Financial Officer
Benjamin has been a Certified General Accountant since 1978 and has over 30 years of management, finance and accounting experience. During the last nine years he has been a public accountant and consultant to a number of clients in various industries. Prior to 1996, he spent nine years as Chief Financial Officer for a publicly traded high-tech company listed on the Vancouver Stock Exchange and NASDAQ Over-The-Counter Market.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLIRIS CORP.
Dated: October 18, 2005	By:	/s/ Emil Malak
		Name:	Emil Malak,
Principal Executive Officer